Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

FPA Energy Acquisition Corp.

Alpharetta, Georgia

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 12, 2023, relating to the financial statements of FPA Energy Acquisition Corp., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

New York, NY

June 23, 2023